SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549





                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934





                Date of Report (date of earliest event reported):
                                 April 22, 1996


                          WESTCOTT COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Texas                          0-18194                      75-2110878
- -----------------              ------------------            -------------------
 (State or other              (Commission File No.)             (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)


                                 1303 Marsh Lane
                            Carrollton, Texas  75006
              ----------------------------------------------------
              (Address of principal executive offices)  (zip code)


                                  (214) 417-4100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events

          On April 22, 1996, the Company announced that the Company, K-III Acquisition Corp. (the "Purchaser"), a Texas corporation, K-III Prime Corporation ("K-III Prime"), a Delaware corporation, and K-III Communications Corporation (the "Parent"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Purchaser will commence a tender offer (the "Offer") for all of the outstanding Common Stock of the Company for $21.50 per share (the "Per Share Amount") in cash. The Offer will commence no later than April 26, 1996 and will be conditioned on there being validly tendered that number of shares that, when added to the shares already owned by the Parent and its direct and indirect subsidiaries, constitutes a majority of the then Outstanding Shares on a Fully Diluted Basis (as defined in the Merger Agreement) as well as other customary conditions, including regulatory approvals. The Offer will be followed by a merger of the Purchaser with and into the Company upon the approval and adoption of the Merger Agreement by the affirmative vote of the shareholders of the Company to the extent required by Texas law. In the Merger, each share of Common Stock not owned by the Purchaser or its affiliates or by any dissenting shareholders will be automatically converted into the right to receive the Per Share Amount in cash.

   Immediately prior to the execution of the Merger Agreement, the Company executed an amendment (the "Amendment") to that certain Rights Agreement dated January 9, 1996 by and between the Company and KeyCorp Shareholder Services
Inc. (the "Rights Agreement"). The Amendment provides that none of the execution or delivery of the Merger Agreement or the making of the Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, K-III Prime or the Purchaser or any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) to be an Acquiring Person (as defined in the Rights Agreement), (ii) a Stock Acquisition Date (as defined in the Rights Agreement) to occur, or (iii) a Distribution Date (as defined in the Rights Agreement) to occur in accordance with the terms of the Rights Agreement. None of the acceptance for payment or payment for shares of Common Stock by the Purchaser pursuant to the Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, K-III Prime or the Purchaser or any of their Affiliates or Associates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur, or (iii) a Distribution Date to occur in accordance with the terms of the Rights
Agreement; provided, that if, prior to the time that the Rights have expired, the Merger Agreement is terminated pursuant to its terms, then the provisions of the Amendment terminate. The Amendment also provides that the Final Expiration Date (as defined in the Rights Agreement) shall occur no later than immediately prior to the purchase of the shares pursuant to the Offer.


Item 7(c).  Exhibits

(2.1) Agreement and Plan of Merger dated as of April 22, 1996 among K-III Communications Corporation, K-III Prime Corporation, K-III Acquisition Corp. and Westcott Communications, Inc.

(2.2)  Press Release dated April 22, 1996.

(2.3) First Amendment to Rights Agreement dated as of April 22, 1996 between Westcott Communications, Inc. and KeyCorp Shareholder Services, Inc.

                                    SIGNATURE
                                    ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 26, 1996

                                   WESTCOTT COMMUNICATIONS, INC.


                                   By: /S/  ROBERT J. JOHNSTON
                                       -----------------------------------------

                                               Robert J. Johnston
                                               Vice President

INDEX TO EXHIBITS
- -----------------



                                                     Sequentially
                                                     Numbered
Item 7(c).  Exhibits                                    Page
- --------------------------------------------         ------------


(2.1) Agreement and Plan of Merger dated as of April 22, 1996 among K-III Communications, Corporation, K-III Prime Corporation, K-III Acquisition Corp. and Westcott Communications, Inc.

(2.2)  Press Release dated April 22, 1996.

(2.3) First Amendment to Rights Agreement dated as of April 22, 1996 between Westcott Communications, Inc. and KeyCorp Shareholder Services, Inc.